AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________, 1997
                                                 REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)

        NORTH CAROLINA                                                        56-2028446
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               6144 U.S. 301 SOUTH
                         FOUR OAKS, NORTH CAROLINA 27524
                                 (919) 963-2177
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                AYDEN R. LEE, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             FOUR OAKS FINCORP, INC.
                               6144 U.S. 301 SOUTH
                         FOUR OAKS, NORTH CAROLINA 27524
                                 (919) 963-2177
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            -------------------------
                                    COPY TO:

                             BYRON B. KIRKLAND, ESQ.
                               AMY J. MEYERS, ESQ.
                            SMITH, ANDERSON, BLOUNT,
                      DORSETT, MITCHELL & JERNIGAN, L.L.P.
                         2500 FIRST UNION CAPITOL CENTER
                          RALEIGH, NORTH CAROLINA 27601
                                 (919) 821-1220

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


                                                                                 Proposed            Proposed
                   Title of Each Class                                           Maximum             Maximum
                      of Securities                         Amount to         Offering Price        Aggregate         Amount of
                    to be Registered                     be Registered(1)      Per Share(2)     Offering Price(2)    Registration
                                                                                                                         Fee

Common Stock, $1.00 par value per share. . . .         100,000 shares           $   26.00          $ 2,600,000        $ 787.88
   ---------------------------------------------------- ------------------- ------------------- ------------------- -------------


(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, the number of securities covered by this registration statement shall be adjusted to cover any additional securities resulting from a stock split, stock dividend or similar capital adjustment of the registered securities during the effective period of the registration statement.
(2) The proposed maximum offering price per share of Common Stock has been calculated with reference to Rule 457(h) on the basis of a recent price of securities of the same class of $26.00 per share.

PROSPECTUS


                             FOUR OAKS FINCORP, INC.

                  Dividend Reinvestment and Stock Purchase Plan
                         100,000 Shares of Common Stock
                            Par Value $1.00 Per Share


         The Dividend Reinvestment and Stock Purchase Plan (hereinafter referred to as the "Plan") of Four Oaks Fincorp, Inc. (the "Company") described herein provides holders of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), with a convenient and simple method of investing dividends and optional cash payments in additional shares of the Company's Common Stock. Holders of record of shares of the Company's Common Stock are automatically eligible to participate in the Plan.

         Shareholders may enroll in the Plan at any time by completing an Authorization Card and returning it to Branch Banking and Trust Company which administers the Plan and serves as an agent (the "Agent") for Plan participants. Shareholders enrolled in the Plan will remain enrolled unless the shareholder terminates participation by giving written notice to the Agent as set forth in the Plan. Shareholders of Four Oaks Bank & Trust Company (the "Bank") on July
1, 1997 who were enrolled in the Bank's dividend reinvestment and stock purchase plan will be enrolled in the Plan automatically unless the shareholder instructs otherwise by giving written notice to the Agent at the address set forth in the Plan.

         This Prospectus relates to 100,000 shares of the Company's Common Stock, par value $1.00 per share, registered for sale to the Agent for the accounts of Plan participants, which shares are derived from authorized but unissued shares of Common Stock of the Company. The price at which the shares subject to this Prospectus are offered to the Agent is determined each quarter by the Board of Directors of the Company based on an annual appraisal and trading activity. No brokerage commissions or fees will be charged for purchases made through the Plan directly from the Company. No underwriter is being used in connection with this offering.

SEE "RISK FACTOR" ON PAGE 2 FOR A DISCUSSION OF A FACTOR THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         The date of this Prospectus is __________________, 1997.

                                   RISK FACTOR

         Limited Market for Common Stock. The Common Stock is not actively traded and trades involving the Common Stock are negotiated on a best efforts basis through Morgan, Keegan & Company, Inc., located at 4300 Six Forks Road, Suite 400, Raleigh, North Carolina 27609 and Legg Mason Wood Walker, Inc., located at 3201 Glenwood Avenue, Post Office Box 31048, Raleigh, North Carolina 27622-1048. There can be no assurance that any particular trading price for the Common Stock is an accurate indication of fair market value.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").

         Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such material also may be obtained from the web site that the Commission maintains at http://www.sec.gov.

         On July 1 1997, the Company became a holding company for the Bank. Prior to creating a holding company structure, the Bank filed reports, proxy statements and other information with the Federal Deposit Insurance Corporation (the "FDIC"). The reports, proxy statements and other information filed by the Bank with the FDIC can be inspected and copied at the public reference facilities maintained by the FDIC at 550 - 17th Street, N.W., Washington, D.C. 20429 at prescribed rates.

         This prospectus constitutes a part of a Registration Statement filed by the Registrant with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain information contained in that Registration Statement, and reference is hereby made to that Registration Statement and the exhibits filed therewith for further information with respect to the Registrant and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed with the Commission and are incorporated herein by reference:

         (1) Annual Report on Form F-2 of the Bank for the fiscal year ended December 31, 1996, as amended, filed as Exhibit 99.1 to the Company's Current Report on Form 8-K(12G3), dated July 1, 1997;

         (2) Quarterly Report on Form F-4 of the Bank for the quarter ended March 31, 1997 filed as Exhibit 99.2 to the Company's Current Report on Form 8-K(12G3) dated July 1, 1997; and

         (3) The Company's Current Report on Form 8-K(12G3), dated July 1, 1997, which contains a description of the Common Stock.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Company, 6144 U. S. 301 South, Four Oaks, North Carolina 27524,
Attention: Wanda C. Jones, telephone (919) 963-2177.

                                   THE COMPANY

         The Company was incorporated in North Carolina on February 5, 1997 for the purpose of becoming the holding company for the Bank. The Company's executive offices are located at 6144 U.S. 301 South, Four Oaks, North Carolina 27609, and its telephone number is (919) 963-2177.

                             DESCRIPTION OF THE PLAN

1. PURPOSE

         The purpose of the Plan is to provide the shareholders of record of the Company's Common Stock with a simple and convenient method of investing cash dividends and optional cash payments in shares of Common Stock. To the extent that new shares of Common Stock will be purchased from the Company, the Company will receive additional funds to finance the continuing operations of the Company.

2. FEATURES

         Participants in the Plan:

            (bullet) Will have cash dividends on their shares of Common Stock automatically reinvested in additional shares of Common Stock;

            (bullet) May elect to make optional cash payments from $20.00 to $500.00 per quarter for additional Common Stock purchases;

            (bullet) Will receive full investment use of funds because the Plan provides for crediting of fractional shares (calculated to three decimal places) and reinvestment in additional shares;

            (bullet) Will pay no account fees for the reinvestment of dividends or optional cash payments;

            (bullet) Will receive quarterly statements from the Agent (as defined below) reflecting total dividends and optional cash payments, the price paid for shares purchased, and the total shares held in the participant's account; and

            (bullet) Will enjoy safekeeping of shares purchased pursuant to the Plan, including protection against loss, theft, or inadvertent destruction of certificates.

3. ADMINISTRATION

         Branch Banking and Trust Company will administer the Plan and serve as agent (the "Agent") for Plan participants. The Agent keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan are registered in the name of the Agent or in the name of its nominee, and credited to the accounts of the participants in the Plan. Questions and communications regarding the Plan should include your account number and should be directed to:

                        Branch Banking and Trust Company
                                Trust Operations
                              Post Office Box 2887
                          Wilson, North Carolina 27894
                            Telephone: (919) 246-4316

4. PARTICIPATION

         A. ELIGIBILITY

         Any holder of record of the Company's Common Stock is eligible to participate in the Plan at any time. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for example, in the name of a broker, bank, or other nominee) and who wish to participate in the Plan must become owners of record by having the number of shares they wish to enroll in the Plan transferred into their names. Alternatively, they must make arrangements for the nominees or other holders of record to participate in the Plan on behalf of such beneficial owners.

         B.  ENROLLMENT IN THE PLAN

         An eligible shareholder may join the Plan at any time by completing an Authorization Card and returning it to the Agent at the above address. Authorization Cards may be obtained at any time by contacting the Agent.

         For new enrollees, participation will commence with the next dividend payable after receipt of authorization, provided it is received by the Agent by the fifth business day prior to the record date for the dividend. If an Authorization Card is received after the fifth business day prior to the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. The Company expects to set quarterly dividend and record payment dates for Common Stock on or about the following dates:

                  Approximate Record Date         Approximate Payment Date

                  February 28                              March 8
                  May 3                                    June 8
                  August 31                                September 8
                  November 30                              December 8

         To participate in the optional cash payment feature, a check or money order payable to Branch Banking and Trust Company should be sent together with the payment form which is attached to the quarterly statement participants receive after their initial dividend has been invested. Cash payments can only be made for participants who have had at least one dividend reinvested pursuant to the Plan.

         Shareholders enrolled in the Plan will remain enrolled unless they terminate their participation by giving written notice to the Agent as described below.


5.  NUMBER OF SHARES SUBJECT TO THE PLAN

         Shareholders of record may participate in the Plan with respect to all or any portion of the shares of Common Stock registered in their name. If a shareholder wishes to participate in the Plan with less than all of such shareholder's shares, the shareholder must notify the Agent in writing to that effect. Otherwise, it will be assumed that the shareholder intends to participate in the Plan with respect to all shares owned. Also, if a participant wishes to change the number of shares of Common Stock subject to the Plan, the participant must notify the Agent in writing to that effect. Any such notification received by the Agent after the fifth business day prior to a dividend payment date will not be effective until the next quarter.

6. COSTS

         The Agent will provide the service of reinvesting a participant's dividends paid on the Company's Common Stock or optional cash payments at no cost to the shareholder. All administrative costs of the Plan will be paid by the Company. No brokerage commissions or fees will be charged for purchases of shares made under the Plan by the Agent directly from the Company, out of authorized but unissued shares of the Company. The Company presently intends to bear the costs of brokerage commissions or fees incurred as a result of any purchases made under the Plan on the open market. The Company may change or eliminate this policy entirely upon written notice to participants. The reinvestment of dividends does not relieve the participant of any income tax that may be payable on the dividends or on any brokerage commissions or fees paid by the Company.

7. PURCHASES UNDER THE PLAN

         A.  METHOD OF PURCHASE

         The Agent automatically will receive the full amount of dividends paid on both the shares held by participants and any additional full or fractional shares acquired under the Plan, as well as any optional cash payments made by participants. The Agent will use these funds to purchase shares of the Company's Common Stock for Plan participants from the Company's authorized but unissued shares. Purchases also may be made on any securities exchange where such shares are traded, in the over-the-counter market, or in negotiated transactions.

         B.  NUMBER OF SHARES PURCHASED

         The number of shares purchased under the Plan for each participant will depend on the amount of dividends reinvested and optional cash payments made to the participant's account, and the purchase price of the Common Stock. Therefore, each participant's account will be credited with the number of shares, including a fractional share computed to three decimal places, equal to the total amount invested under the Plan by the participant (dividends and optional cash payments), divided by the applicable purchase price per share of the Common Stock.

         C.  TIMING OF PURCHASES

         The Agent will purchase shares as soon as practicable after cash dividends are paid in the quarters when such payments are made. In other quarters, the Agent generally will purchase shares on the first business day of the quarter. Purchases will include dividends to be reinvested and optional cash payments as of the date of purchase, as applicable. The Agent will use every reasonable effort to reinvest all dividends promptly after receipt and in no event later than 30 days after receipt unless such investments are restricted by any applicable state or federal securities laws. No interest will be paid on dividends or optional cash payments pending reinvestment.

         If for any reason the Agent is precluded from acquiring shares for 90 consecutive days, the Agent will promptly remit all cash dividends and optional cash payments held in the participant's Plan account to the participant after such 90th day.

         D.  PURCHASE PRICE

         The purchase price of original issue shares of Common Stock purchased directly from the Company will be determined once each quarter by the Board of Directors of the Company based on an annual appraisal and trading activity. The appraisal will be conducted by an independent appraisal firm selected by the Board of Directors. The purchase price for the first quarter shall be based on the first such appraisal. Each quarter thereafter, the Board of Directors of the Company shall set the purchase price based on a review of the most recent annual appraisal and trading activity during the preceding quarter. No brokerage commissions or fees will be charged for purchases made through the Plan directly from the Company. Shares purchased on the open market under the Plan will be purchased at the price per share payable to the broker-dealer(s) involved. The Company presently intends to bear any brokerage commission or fees incurred in connection with open market purchases.

8. OPTIONAL CASH PAYMENTS

         A.  METHOD OF PAYMENTS

         Once a participant has received the first Dividend Reinvestment Statement (described below) for dividends reinvested, the participant may elect to make optional cash payments to his account for additional Common Stock purchases. Each optional cash payment must be accompanied by a payment form, which is furnished by the Agent with each Dividend Reinvestment Statement. The Agent will commingle all optional cash payments credited to a participant's account with cash dividends and optional cash payments credited to all accounts under the Plan, and all such funds will be applied to the purchase of Common Stock as provided above. Optional cash payments received by the fifth business day before a dividend payment date will be combined with and invested by the Agent at the time cash dividends are reinvested, and in any event will be invested with funds received by the fifth business day before purchases are made in other quarters, as provided above. Any optional cash payments received by the Agent after the fifth day prior to a dividend payment date will be invested in the next quarter.

         The Agent will hold the participants' optional cash payments in non-interest bearing accounts. No interest will be paid on any optional cash payments for the period following receipt by the Agent but prior to investment. Participants are encouraged to transmit optional cash payments so as to be received by the Agent as close as possible to the fifth day prior to a dividend payment date to avoid unnecessary accumulations of funds.

         A participant may obtain a refund of his or her uninvested optional cash payments upon written request to the Agent received not less than two business days prior to the investment of such payments.

         A participant is under no obligation to make an optional cash payment in any quarter, and the same amount of money does not need to be sent each quarter.

         B.  LIMITATIONS

         Any optional cash payment must not be less than $20.00, and payments may not exceed $500.00 per quarter in the aggregate for any participant or for each beneficial owner on whose behalf a participant may be investing. Optional cash payments may be made at any time; however, only one optional cash payment may be made in each calendar month by any participant, or by each beneficial owner on whose behalf a participant may be investing, and optional cash payments are only invested quarterly, as provided above. The Company may change the minimum and maximum allowable optional cash payment amounts or eliminate cash payments entirely upon written notice to participants.

         Participants may not draw checks or drafts against their Plan accounts in respect of any shares or cash held therein and may not sell, assign, or transfer their accounts.

9. CERTIFICATES FOR SHARES

         Normally, certificates for shares of Common Stock purchased under the Plan will not be issued directly to participants. Shares will be held by or through the Agent, providing protection against loss, theft, or inadvertent destruction. The number of shares credited to a participant's account will be shown on the next statement of account sent to the participant. The participant, however, may obtain from the Agent certificates for full shares upon receipt by the Agent of a written request from the participant. Any request for issuance of a certificate received by the Agent less than five days prior to the record date for a dividend payment shall become effective only after dividends paid for such record date have been reinvested. Also, the Agent generally processes requests for certificates only once each month, on or about the l5th day of each month. No certificate will be issued for a fractional share, although dividends on a fractional interest in a share will be credited to the participant's account.

10. REPORTS TO PARTICIPANTS

         As soon as practicable after the end of each quarterly period, the Agent will send a statement of account (the "Dividend Reinvestment Statement") to the participant. The Dividend Reinvestment Statement will include information regarding each purchase and other information regarding the status of the participant's account as of the date of such statement. The Dividend Reinvestment Statements will provide a record of the cost basis of shares purchased under the Plan and should be retained for tax purposes.

11.   WITHDRAWALS OF SHARES PURCHASED UNDER THE PLAN

         A participant may withdraw all or any portion of the full shares of Common Stock held in the participant's account under the Plan by notifying the Agent in writing to that effect. A certificate for the full shares withdrawn will be issued in the name of the participant and mailed to him. No certificate will be issued for a fractional share interest.

         Withdrawals of some or all of the full shares in a participant's account will not terminate the participant's enrollment in the Plan.

12.      TERMINATION OF PARTICIPATION

         A participant may terminate his account by notifying the Agent in writing to that effect. Any notice of termination received by the Agent less than five days prior to the record date for a dividend payment shall become effective only after dividends paid for such record date have been reinvested. Upon termination, the Agent will issue to the participant a certificate for the number of full shares of Common Stock and a check for any fractional share in the participant's account. The Agent generally issues such certificates and checks only once each month, on or about the 15th day of each month.

13. OTHER FEATURES

         A.  STOCK SPLITS, STOCK DIVIDENDS, AND RIGHTS OFFERINGS

         Stock splits or stock dividends on shares held in a participant's account will be credited to the account based on the number of shares (including fractional share interests) held in the account on the record date for such dividend or split. The Agent will report the amount of dividends received on shares or fractional shares held in each account.

         In the event the Company offers rights or warrants to purchase additional shares of Common Stock or other securities to the holders of Common Stock, such rights or warrants will be made available to participants based on the number of shares, including fractional share interests to the extent feasible, held in their accounts on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

         B. VOTING OF SHARES PURCHASED UNDER THE PLAN

         All full and fractional shares credited to a participant's account under the Plan will be added to the shares registered in the participant's name on the shareholder records of the Company. The participant will receive one proxy covering the total of such shares, which proxy shall be voted as the participant directs; or, if the participant so elects, the participant may vote all of such shares in person at the shareholders' meeting.

14. FEDERAL INCOME TAX CONSEQUENCES

         Dividends and other distributions by the Company to shareholders generally will be taxed as ordinary dividend income. Participants who acquire additional shares of Common Stock through the Plan directly from the Company with reinvested cash dividends will be treated for federal income tax purposes as having received a taxable stock distribution. As a result, an amount equal to the fair market value on the investment date of the shares acquired directly from the Company with reinvested cash dividends will be treated as a dividend paid to participants. The tax basis of the shares acquired directly from the Company with such reinvested dividends also will equal the fair market value of the shares on the investment date.

         Participants who acquire additional shares of Common Stock through the Plan through open market purchases made with reinvested cash dividends will be deemed to have received a taxable dividend equal to the amount of the cash dividend reinvested plus the amount of any brokerage fees paid by the Company with respect to such additional shares. The participant's tax basis in these shares acquired on the open market will equal the purchase price of the shares plus any brokerage fees paid with respect to the shares.

         Participants in the Plan will not realize any taxable income at the time of investment of optional cash payments in additional shares of Common Stock acquired directly from the Company. The tax basis of shares purchased directly from the Company with an optional cash payment will be the fair market value of the shares on the investment date.

         Participants who acquire additional shares of Common Stock through open market purchases made with optional cash payments will be treated as receiving a cash dividend equal to the amount of any brokerage fees paid by the Company with respect to such shares. The tax basis of shares purchased on the open market with an optional cash payment will equal the purchase price of the shares, plus any brokerage fees paid by the Company with respect to such shares.

         The holding period of shares of Common Stock acquired through the Plan, whether purchased with reinvested dividends or optional cash payments, will begin on the day following the investment date.

         Participants in the Plan will not realize any taxable income when they receive certificates for full shares credited to their accounts, whether upon their written requests for such certificates, upon full shares credited to their account, or upon withdrawal from or termination of participation in the Plan. Participants, however, will realize taxable gain or loss (which, for most participants, will be capital gain or loss) when full shares acquired under the Plan are sold or exchanged by participants and when participants receive a cash payment for a fractional share credited to their account. The amount of such gain or loss will be the difference between the amount that a participant receives for his shares or fractional share (net of brokerage commissions and other costs of sale) and the tax basis thereof.

         For foreign participants who elect to have their cash dividends reinvested and whose dividends are subject to United States income tax withholding, and any other participants for whom federal income tax withholding on dividends is required, an amount equal to the cash dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of Common Stock through the Plan.

         THE FOREGOING IS INTENDED ONLY AS A GENERAL DISCUSSION OF THE CURRENT FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. IT DOES NOT INCLUDE A DISCUSSION OF STATE AND LOCAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. FOR SPECIFIC INFORMATION ON THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN, INCLUDING ANY FUTURE CHANGES IN APPLICABLE LAW OR INTERPRETATION THEREOF, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS.

15. CHANGE AND TERMINATION OF THE PLAN; INTERPRETATION OF THE PLAN

         The Company reserves the right to change, suspend, or terminate the Plan at any time. Participants shall be notified of any such change, suspension, or termination. Any question of interpretation arising under the Plan will be determined by the Company. The Plan and all transactions in connection with the Plan will be governed by and construed in accordance with the laws of the State of North Carolina.

                                 USE OF PROCEEDS

         The Company will use proceeds from the sales of shares of Common Stock to the Agent pursuant to the Plan for general corporate purposes. The Company will not receive any proceeds from sales of shares of Common Stock pursuant to the Plan which the Agent purchases in market or negotiated transactions. The principal reasons for the offering are to provide a means by which the Agent can purchase shares with reinvested dividends without having to go into the marketplace, to allow Plan participants to avoid brokerage charges which are incurred on market purchases, and to provide the Company with a means of raising capital for general corporate purposes.

                              PLAN OF DISTRIBUTION

         The Common Stock which is the subject of this Prospectus is offered by the Company for purchase by the Agent pursuant to the Plan described herein, the terms of which provide for the purchase of some securities on the open market or through negotiated transactions, as well as from the Company. No underwriter will be used, and no fees or expenses, including brokerage commissions, resulting from purchases of shares on the open market or through negotiated transactions, will be paid by shareholders in connection with this offering or the Plan.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of the foregoing capacities, provided a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were, at the time taken, known or believed by him to be clearly in conflict with the best interests of the corporation. Accordingly, the Company may indemnify its directors, officers and employees in accordance with either the statutory or the non-statutory standard.

         Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

         Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party.

         As permitted by North Carolina law, Article IX of the Bylaws of the Company provides for the indemnification of directors and officers, within the limitations permitted by law. In addition, the Board of

Directors of the Company may provide such indemnification for the employees and agents of the Company as it deems appropriate.

         As permitted by North Carolina law, Article 6 of the Company's Articles of Incorporation also provides for the limitation of the personal liability of directors from monetary damages for breach of any duty as a director provided that the limitation of liability does not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Company; (ii) any liability under North Carolina Business Corporation Act Section 55-8-33; (iii) any transaction from which the director derived an improper personal benefit.

         The Company has purchased a standard directors' and officers' liability policy which will, subject to certain limitations, indemnify the Company, its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error or omission committed by directors or officers while acting in their capacities as such.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

         Certain legal matters in connection with this offering will be passed upon for the Company by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 First Union Capitol Center, Raleigh, North Carolina 27601.

                                     EXPERTS

         The financial statements of the Bank at and for the year ended December 31, 1996 incorporated by reference from the Bank's Annual Report on Form F-2, as amended, filed as Exhibit 99.1 to the Company's Current Report on Form 8-K(12G3), dated July 1, 1997, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements of the Bank at and for the two years in the period ended December 31, 1995 incorporated by reference from the Bank's Annual Report on Form F-2 as amended, filed as Exhibit 99.2 to the Company's current report on Form 8-K(12G3), dated July 1, 1997, have been audited by Daniel G. Matthews
& Associates, Inc., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This Prospectus should be retained for future reference and read in conjunction with the Plan.


                                                 TABLE OF CONTENTS

Risk Factor                                        2
Available Information                              2
Incorporation of Documents by Reference            2
The Company                                        3
Description of the Plan                            3
     Purpose                                       3
     Features                                      3
     Administration                                4
     Participation                                 4
     Number of Shares Subject to the Plan          5
     Costs                                         5
     Purchases Under the Plan                      5
     Optional Cash Payments                        6
     Certificates for Shares                       7
     Reports to Participants                       7
     Withdrawals of Shares
       Purchased Under the Plan                    7
     Termination of Participation                  7
     Other Features                                8
     Federal Income Tax Consequences               8
     Change and Termination of the Plan;
       Interpretation of the Plan                  9
Use of Proceeds                                    9
Plan of Distribution                               9
Indemnification of Directors and Officers         10
Legal Matters                                     11
Experts                                           11






                                              FOUR OAKS FINCORP, INC.


                                                     DIVIDEND
                                                   REINVESTMENT
                                                     AND STOCK
                                                   PURCHASE PLAN





                                                   Common Stock




                                                  --------------

                                                    PROSPECTUS
                                                  --------------




                                                 August ____, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table shows the estimated expenses in connection with the offering of shares described in the Registration Statement. The Company will pay said expenses.

Securities and Exchange Commission Registration Fee..      $   788
Accountants' Fee and Expenses........................      $ 4,000
Company's Counsel Fees and Expenses..................      $10,000
Printing and Engraving Expenses......................      $ 2,000
Miscellaneous Expenses...............................      $ 1,000
                                                         ----------
                  Total..............................      $17,788

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS


         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of the foregoing capacities, provided a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were, at the time taken, known or believed by him to be clearly in conflict with the best interests of the corporation. Accordingly, the Company may indemnify its directors, officers and employees in accordance with either the statutory or the non-statutory standard.

         Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

         Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party.

         As permitted by North Carolina law, Article IX of the Bylaws of the Company provides for the indemnification of directors and officers, within the limitations permitted by law. In addition, the Board of Directors of the Company may provide such indemnification for the employees and agents of the Company as it deems appropriate.

         As permitted by North Carolina law, Article 6 of the Company's Articles of Incorporation also provides for the limitation of the personal liability of directors from monetary damages for breach of any duty as a director provided that the limitation of liability does not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Company; (ii) any liability under North Carolina Business Corporation Act Section 55-8-33; (iii) any transaction from which the director derived an improper personal benefit.

         The Company has purchased a standard directors' and officers' liability policy which will, subject to certain limitations, indemnify the Company, its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error or omission committed by directors or officers while acting in their capacities as such.

ITEM 16. EXHIBITS

         The following exhibits are filed as a part of this Registration
Statement:

EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT


4.1(1)          Articles of Incorporation of Four Oaks Fincorp, Inc.

4.2(1)          Bylaws of Four Oaks Fincorp, Inc.

4.3(1)          Specimen Common Stock Certificate

5               Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1            Consent of Smith,  Anderson,  Blount,  Dorsett,  Mitchell & Jernigan,  L.L.P. (included as Exhibit 5 hereto)

23.2            Consent of Coopers & Lybrand L.L.P.

23.3            Consent of Daniel G. Matthews & Associates, Inc.

24              Powers of Attorney (included on the signature page hereof)

--------------------

(1) Exhibit to the Company's current report on Form 8-K(12G3) dated July 1, 1997 as filed with the Securities and Exchange Commission and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Four Oaks, State of North Carolina, on July 31,
1997.

                             FOUR OAKS FINCORP, INC.

                             BY:           /s/ Ayden R. Lee, Jr.
                             NAME:         Ayden R. Lee, Jr.
                             TITLE:        President, Chief Executive Officer
                                            and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ayden R. Lee, Jr. and Nancy S. Wise and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 31, 1997 in the capacities indicated.

         Signature                                   Title

/s/ Ayden R. Lee, Jr.                       President, Chief Executive Officer and Director
Ayden R. Lee, Jr.

/s/ Nancy S. Wise                           Senior Vice President, Chief Financial
Nancy S. Wise                               Officer (Principal accounting and financial officer)

/s/ M. S. Canaday                           Director
M. S. Canaday

____________________________                Director
Harold J. Sturdivant

/s/ Paula Canaday Bowman                    Director
Paula Canaday Bowman

/s/ William J. Edwards                      Director
William J. Edwards

/s/ Percy Y. Lee                            Director
Percy Y. Lee

/s/ Warren L. Grimes                        Director
Warren L. Grimes


                                  EXHIBIT INDEX


EXHIBIT NUMBER  DESCRIPTION OF EXHIBIT

4.1(1)          Articles of Incorporation of Four Oaks Fincorp, Inc.

4.2(1)          Bylaws of Four Oaks Fincorp, Inc.

4.3(1)          Specimen Common Stock Certificate

5               Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                Jernigan, L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included as Exhibit 5 hereto)

23.2            Consent of Coopers & Lybrand L.L.P.

23.3            Consent of Daniel G. Matthews & Associates, Inc.

24              Powers of Attorney (included on the signature page hereof)
--------------------

(1) Exhibit to the Company's current report on Form 8-K(12G3) dated July 1, 1997 as filed with the Securities and Exchange Commission and incorporated herein by reference.